Exhibit 3

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of DRA Growth and Income Fund VIII, LLC, DRA Growth and Income Fund VIII (A), LLC and Manageco VIII LLC agree hereby that the Schedule 13D to which this Exhibit 3 is attached and any amendments thereto relating to the acquisition or disposition of shares of common stock of Inland Real Estate Corporation is filed jointly on behalf of each of them.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Date: January 22, 2016	DRA GROWTH AND INCOME FUND VIII, LLC

	By:	Manageco VIII LLC, its managing member

/s/David Luski
David Luski, President

DRA GROWTH AND INCOME FUND VIII (A), LLC

By:	Manageco VIII LLC, its managing member

/s/David Luski
David Luski, President

MANAGECO VIII LLC

/s/David Luski
David Luski, President